SCHEDULE 14A

                                 (RULE 14a-101)


                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant |_|

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         (as permitted by Rule 14a-6(e)(2))
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|_|      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            WESTMORELAND COAL COMPANY
                            -------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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                   ------------------------------------------
                   Institutional Shareholder Services ("ISS")
                          Recommends A Vote For Current
                        Westmoreland Board and Management
                   ------------------------------------------

Colorado Springs, CO -- May 10, 1999 -- Westmoreland Coal Company (AMEX: WLB) reported today that Institutional Shareholder Services ("ISS"), the country's leading independent provider of proxy voting and corporate governance services, has recommended that Westmoreland shareholders support management's slate of director nominees at the Company's special meeting to be held on May 12, 1999. In its 14 page report dated May 7, 1999, ISS recommends that shareholders vote the WHITE card in favor of management's slate of director nominees and "discard the dissident BLUE card."

Each year ISS, located in Rockville, Maryland, analyzes proxy issues and recommends votes for shareholder meetings for its institutional and corporate clients throughout North American and Europe. Westmoreland is not a client.

ISS concluded that it believes "the dissident plan to sell the IPPs carries a high degree of risk," that "there is a significant degree of uncertainty over how much consideration the (UMWA Retiree Health & Benefit) Funds would demand in return", and that "the Funds are likely to be guarded in their negotiations with the dissident group based on the attempt to liquidate the Company in bankruptcy". According to ISS, these factors raise serious uncertainty about residual amounts shareholders might receive under the dissident plan.

In supporting management's slate of directors, ISS concluded that management negotiations in bankruptcy avoided liquidation and provided the opportunity to restructure the Company. Successfully operating the business in a growth mode will be the key to the company's future, ISS said.

Christopher K. Seglem, Westmoreland's Chairman, President, and CEO said, "We are gratified that the world's largest provider of independent proxy voting services has reviewed the dissidents' plan and current management's track record and concluded that shareholders would be best served by the Company's existing Board of Directors."

Shareholders may vote their WHITE proxy card for management's slate by faxing to Morrow & Co., Inc. at (212) 754-8300. Shareholders with brokerage accounts may fax their WHITE proxy card to ADP at (516) 254-7620. If you have any questions about how to vote your shares please contact Morrow & Co., Inc. at (800) 662-5200.

Westmoreland Coal Company, headquartered in Colorado Springs, Colorado, is currently engaged in western coal mining through its 80% owned subsidiary Westmoreland Resources, Inc. and independent power production through its wholly-owned subsidiary Westmoreland Energy, Inc. The Company also holds a 20% interest in Dominion Terminal Associates, a coal shipping and terminal facility in Newport News, Virginia.

Note: Consent for the use of statements taken from the ISS Report has not been obtained.

                                      # # #
           For further information contact Diane Jones (719) 442-2600